Exhibit 99.5

BMBC

BRYN MAWR BANK CORPORATION

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/BMTCSpecial** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BMTCSpecial

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2021 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.

	For	Against	Abstain
1. Approval of the Agreement and Plan of Merger, dated as of March 9, 2021, by and between WSFS Financial Corporation ("WSFS") and Bryn Mawr Bank Corporation ("Bryn Mawr"), pursuant to which, among other things, Bryn Mawr will merge with and into WSFS and, simultaneously with the merger, The Bryn Mawr Trust Company will merge with and into Wilmington Savings Fund Society, FSB ("Merger Proposal").	☐	☐	☐
2. An advisory (non-binding) proposal to approve the specified compensation that may become payable to the named executive officers of Bryn Mawr in connection with the merger.	☐	☐	☐
3. Approval of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the Merger Proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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03GLEE

The Bryn Mawr Bank Corporation (“Bryn Mawr”) 2021 Special Meeting of Shareholders will be held on Thursday, June 10, 2021, at Bryn Mawr’s Headquarters, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010 at 11:00 A.M., Eastern Time, with a virtual attendance option, which shareholders can access via the internet at www.meetingcenter.io/255742583 and with the password BMTC2021. To attend the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form, and if you hold your shares in “street name” through a broker, you must follow the instructions in Bryn Mawr’s Proxy Statement in order to obtain a control number. Any questions regarding the virtual format of the meeting, or how to access it, should be directed to Computershare at (877) 238-6956. To attend the Special Meeting in person, shareholders must first register with Bryn Mawr’s Corporate Secretary’s Office at (610) 526-2303 by 5:00 P.M., Eastern Time June 4, 2021. Any shareholder intending to attend the Special Meeting in person will be required to comply with Bryn Mawr’s COVID-19 protocols, including, but not limited to, undergoing COVID-19 screening in advance of the meeting, and a temperature check on the day of the meeting. Bryn Mawr’s COVID-19 protocols are subject to change. Directions to Bryn Mawr’s Headquarters and a copy of the COVID-19 protocols can be obtained by calling the Corporate Secretary’s Office at the above telephone number. Bryn Mawr retains the right to restrict access to the Special Meeting for any shareholder(s) that do(es) not meet Bryn Mawr’s protocols for in-person meeting attendance. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Notice of 2021 Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — June 10, 2021 Megan Iannacone and Diane McDonald, or any of them, each with the power of substitution (the “Proxy Agents”), are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Bryn Mawr Bank Corporation to be held on June 10, 2021 at 11:00 A.M., Eastern Time, at Bryn Mawr’s Headquarters, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, and virtually via the internet, and at any postponement or adjournment thereof (the “Special Meeting”). Shares represented by properly submitted proxies will be voted in accordance with the directions indicated in the proxies, unless those proxies have previously been revoked. If a properly submitted proxy does not give any voting directions, then that proxy will be voted in favor of the adoption of the proposals recommended by the Board of Directors, and in the discretion of the Proxy Agents, on any other matters which may properly come before the Special Meeting. (Items to be voted appear on reverse side)Change of Address — Please print new address below. Comments — Please print your comments below.